ADDvantage Technologies Regains Compliance with Nasdaq Minimum Bid Price Requirement
Carrollton, Texas, Dec. 4, 2023 – ADDvantage Technologies Group, Inc. (NASDAQ: AEY) (“ADDvantage Technologies” or the “Company”) today announced that on December 1, 2023, it received a notification letter (the “Notification Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it had regained compliance with the minimum bid price requirement set forth in the Nasdaq Listing Rule 5550(a)(2) (the “Nasdaq Capital Market Minimum Bid Price Requirement”).

On June 7, 2023, the Company had received a letter (the “Notice”) from Nasdaq notifying the Company that, because the closing bid price for its common stock has been below $1.00 per share for 30 consecutive business days, it was not in compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive business days.

The Notification Letter notified the Company that because the closing bid price of the Company’s common stock was at $1.00 or greater for the prior 10 consecutive business days, from November 16, 2023, to November 30, 2023, Nasdaq had determined that Company has regained compliance with Nasdaq’s Minimum Bid Requirement, and that Nasdaq considered the matter closed.

About ADDvantage Technologies Group, Inc.

ADDvantage Technologies Group, Inc. (Nasdaq: AEY) is a communications infrastructure services and equipment provider operating a diversified group of companies through its Wireless Infrastructure Services and Telecommunications segments. Through its Wireless segment, Fulton Technologies provides turn-key wireless infrastructure services including the installation, modification and upgrading of equipment on communication towers and small cell sites for wireless carriers, national integrators, tower owners and major equipment manufacturers. Through its Telecommunications segment, Nave Communications and Triton Datacom sell equipment and hardware used to acquire, distribute, and protect the communications signals carried on fiber optic, coaxial cable and wireless distribution systems. The Telecommunications segment also offers repair services focused on telecommunication equipment and recycling surplus and related obsolete telecommunications equipment.

ADDvantage operates through its subsidiaries, Fulton Technologies, Nave Communications, and Triton Datacom. For more information, please visit the corporate website at www.addvantagetechnologies.com.

Forward-Looking Statements.
This Current Report on Form 8-K includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “intends,” “expects,” “may,” “will,” and “would,” or the negative of such terms, or other comparable terminology, and include statements about the Reverse Stock Split and the impact, if any, of the Reverse Stock Split on the Company and the trading price of the Common Stock. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this Current Report on Form 8-K, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, or to reflect any change in our expectations with regard thereto or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

For further information:
Hayden IR
Brett Maas
(646) 536-7331
aey@haydenir.com